Exhibit 99.1

FOR IMMEDIATE RELEASE

Comscore Reports First Quarter 2020 Results
Partners with LiveRamp to Usher in Next Generation of Addressable TV and Cross Platform Measurement
Launches More Rapid Delivery of TV and Digital Measurement & New Services
Expense Reduction Drives Lower Net Loss and Positive Adjusted EBITDA
RESTON, Va., May 7, 2020 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended March 31, 2020.
First Quarter 2020 Financial Highlights

•	Revenue of $89.5 million compared to $102.3 million in the prior-year quarter

•
GAAP net loss of $13.2 million, or $(0.19) per share, which includes a $4.7 million non-cash impairment charge on certain property leases, compared to a net loss of $27.5 million, or $(0.46) per share in the prior- year quarter

•	Adjusted EBITDA of $6.4 million compared to a loss of $2.5 million in the prior-year quarter

•	Withdraws 2020 outlook until broader economic visibility returns
Recent Key Renewals, Partnerships and New Business Developments

•	Syndicated digital - Key wins with American Media, Associated Press, Tribune Publishing, Twitch, Vevo and two Fortune 100 digital companies

•	National TV - A major TV station and network group (TV and VOD), one of the largest broadcast/cable TV networks, and two large agency holding companies

•	Local TV - Bonneville International, CoxReps, Forum Communications, and a large TV affiliate owner

•	Movies - A global studio, a large digital studio and an international content creator
New Partnership, Products and Innovations

•
Comscore announces a partnership with LiveRamp to develop new and innovative services across the advertising ecosystem. We will be combining our expertise in TV and video consumption to build future solutions for both of our client bases, with an initial focus to deliver rich outcome-based solutions in a privacy-focused manner.

•	Introduced QuickScore for Local TV - local viewership insights within 48 hours

•	Launched Weekly Digital Audience Consumption Insights - faster, custom reporting options across devices

•	Launched New Advanced Audience Segments for TV - data and analytics on how to reach former live sports viewers on current TV programming

•	Created Covid-19 Information Hub - critical source for helping customers navigate the evolving landscape
"We entered the year with great momentum, initiating and renewing business partnerships across the media landscape and positioning Comscore for success in 2020 and beyond. While revenue was lower than anticipated, partly due to effects from the pandemic in the final weeks of the quarter, our first quarter results reflect progress in product development and operational improvements. We launched new products and continued to effectively manage expenses, driving strong adjusted EBITDA growth," said Bill Livek, CEO and Executive Vice Chairman of Comscore. "While the economic climate has drastically changed in the past few months, we remain confident in our long-term opportunities and strategy."

"Although the global pandemic presents unique and unforeseen challenges to our communities and clients, we believe our 2019 cost actions and investments in new products have positioned Comscore to manage through this uncertain period. We look forward to leveraging our measurement products and data insights to help our clients navigate this rapidly evolving media environment. Finally, given these unprecedented times, we have and will take additional short-term actions to contain expenses and improve our operating cash flow, including temporary reductions in compensation, limited furloughs, and other administrative expense reductions," Livek concluded.
First Quarter Summary Results
Total revenue in the first quarter of 2020 was $89.5 million, down from $102.3 million in the year-ago quarter. Ratings and Planning revenue was $63.5 million in the first quarter of 2020, compared to $70.6 million in the year-ago quarter. The decrease was largely driven by lower revenue from syndicated digital products and national TV. While retention of syndicated digital enterprise customers remained high, the results reflect some challenges in the timing of renewals and new customer acquisition, partly due to Covid-19 related business interruptions in the final weeks of the quarter. During March, we saw early indications of a digital slowdown, led by the online recruiting and travel verticals, but experienced success in selling Covid-19 related reporting into agencies attempting to understand changing consumer behavior.
National TV revenue was lower as a result of the effects of consolidation of certain customers last year and delays in political revenue. Local TV revenue continued its growth with revenue up year-over-year, reflecting the impact of new customers gained in 2019. In Local TV, we added and renewed a number of customers, including a large owner of affiliates across the country. Addressable TV and OTT also increased compared to the prior-year quarter.
Analytics and Optimization revenue was $15.5 million in the first quarter of 2020, compared to $21.5 million in the year-ago quarter. The decrease was related to lower sales and deliveries across all products in this category. We experienced lower custom projects during the first quarter of 2020, as well as experiencing some impact from event cancellations where certain products typically benefit.
Movies Reporting and Analytics revenue was $10.5 million in the first quarter of 2020, compared to $10.3 million in the year-ago quarter. The increase related to revenue from new products and from new customers gained during 2019. In the quarter, we signed new business with a large digital studio and a large international content creator. While revenue was largely unaffected by Covid-19 in the quarter, we expect theater closures to impact revenue for the balance of 2020.
Total expenses from cost of revenues, sales and marketing, research and development and general and administrative were $90.7 million, compared to $116.0 million in the year-ago quarter. The decrease relates to a significant reduction in compensation expense due to lower headcount as well as lower facility costs, professional fees and other general operating expenses.
Net loss for the first quarter of 2020 was $13.2 million, or $(0.19) per share, compared to a net loss of $27.5 million, or $(0.46) per share reported in the year-ago quarter. Net loss for the first quarter of 2020 includes a $4.7 million non-cash impairment charge related to a decline in expected future cash flows from properties currently on the market for sublease.
For the first quarter of 2020, non-GAAP adjusted EBITDA was $6.4 million, compared to an adjusted EBITDA loss of $2.5 million in the year-ago quarter. Adjusted EBITDA excludes stock-based compensation expense; impairment charges; investigation, litigation and legacy audit-related expense; restructuring expense; change in fair value of financing derivatives, warrants liability and equity securities investment; and other items as presented in the accompanying tables.
2020 Outlook
While Comscore's ability to provide independent, third party measurement to the Company's valued partners has been largely unaffected by the Covid-19 pandemic, the broader impact on Comscore's customers and the media industry as a whole is unclear at this time. Given this uncertainty, the Company is withdrawing its 2020 outlook until greater economic visibility returns. Comscore continues to monitor the pandemic and its effects closely and will update its stakeholders at the appropriate time.

Balance Sheet and Liquidity
As of March 31, 2020, cash, cash equivalents and restricted cash totaled $56.6 million, including $19.7 million in restricted cash. Total debt principal as of March 31, 2020, including $204.0 million of senior secured convertible notes, was $224.7 million. The decrease in cash during the quarter was primarily related to payment of interest on the Company's debt obligations.
Conference Call Information for today, Thursday, May 7 at 5:00 p.m. ET
Management will provide commentary on the Company's results in a conference call today at 5:00 p.m. ET. To access the call, dial +1 844-229-7593 (domestic) or +1 314-888-4258 (international) and reference conference ID # 2103689. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the Company's website at ir.comscore.com/events-presentations. Following the conference call, a replay will be available by dialing +1 855-859-2056 (domestic) or +1 404-537-3406 (international) with passcode # 2103689. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore (Nasdaq: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, forecasts, plans and opinions regarding the impact of the Covid-19 pandemic on the Company's business, customers and the broader media industry; the Company's partnership with LiveRamp; product development and operational improvements; cost reductions; potential improvements in operating cash flow; long-term opportunities and strategy; and financial outlook for 2020. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, the scope and duration of the Covid-19 pandemic and related government mandates, changes in consumer behavior, customer payment collections, and Comscore's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward- looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein non-GAAP net income (loss) and adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results.
Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated.

Media
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com
Investors
Christopher Ferris
Comscore, Inc.
212-277-6547
cferris@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of	As of
	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,927	$46,590
Restricted cash	19,672	20,183
Accounts receivable, net of allowances of $2,147 and $1,919, respectively	67,751	71,853
Prepaid expenses and other current assets	14,652	15,357
Total current assets	139,002	153,983
Property and equipment, net	29,943	31,693
Operating right-of-use assets	32,515	36,689
Other non-current assets	4,069	2,979
Deferred tax assets	2,131	2,374
Intangible assets, net	72,632	79,559
Goodwill	415,549	416,418
Total assets	$695,841	$723,695
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$43,769	$44,804
Accrued expenses	48,854	55,507
Contract liability	60,788	58,158
Customer advances	9,752	9,886
Warrants liability	3,074	7,725
Current operating lease liabilities	6,737	6,764
Other current liabilities	5,929	7,393
Total current liabilities	178,903	190,237
Secured term note	12,410	12,463
Financing derivatives	19,200	21,587
Senior secured convertible notes	186,115	184,075
Non-current operating lease liabilities	40,800	42,497
Deferred tax liabilities	389	287
Other non-current liabilities	12,563	13,575
Total liabilities	450,380	464,721
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at March 31, 2020 and December 31, 2019; no shares issued or outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 76,971,713 shares issued and 70,206,917 shares outstanding as of March 31, 2020, and 76,829,926 shares issued and 70,065,130 shares outstanding as of December 31, 2019	70	70
Additional paid-in capital	1,611,902	1,609,358
Accumulated other comprehensive loss	(15,206)	(12,333)
Accumulated deficit	(1,121,321)	(1,108,137)
Treasury stock, at cost, 6,764,796 shares as of March 31, 2020 and December 31, 2019	(229,984)	(229,984)
Total stockholders' equity	245,461	258,974
Total liabilities and stockholders' equity	$695,841	$723,695

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three months ended March 31,
	2020	2019
Revenues	$89,528	$102,294

Cost of revenues (1) (2)	45,798	53,407
Selling and marketing (1) (2)	19,213	24,840
Research and development (1) (2)	10,136	18,216
General and administrative (1) (2)	15,543	19,545
Investigation and audit related	—	842
Amortization of intangible assets	6,918	8,105
Impairment of right-of-use and long-lived assets	4,671	—
Restructuring	—	(70)
Total expenses from operations	102,279	124,885
Loss from operations	(12,751)	(22,591)
Interest expense, net	(8,846)	(6,759)
Other income, net	7,194	2,969
Gain from foreign currency transactions	804	38
Loss before income taxes	(13,599)	(26,343)
Income tax benefit (provision)	415	(1,171)
Net loss	$(13,184)	$(27,514)
Net loss per common share:
Basic and diluted	$(0.19)	$(0.46)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	70,127,939	59,958,203
Comprehensive loss:
Net loss	$(13,184)	$(27,514)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(2,873)	(621)
Total comprehensive loss	$(16,057)	$(28,135)

(1) Stock-based compensation expense is included in the line items above as follows:
	Three months ended March 31,
	2020	2019
Cost of revenues	$209	$848
Selling and marketing	609	1,316
Research and development	56	726
General and administrative	1,784	4,063
Total stock-based compensation expense	$2,658	$6,953

(2) Excludes amortization of intangible assets, which is presented separately in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net loss	$(13,184)	$(27,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,384	3,106
Non-cash operating lease expense	1,369	1,427
Amortization expense of finance leases	390	574
Amortization of intangible assets	6,918	8,105
Stock-based compensation	2,658	6,953
Deferred tax provision	42	441
Change in fair value of financing derivatives	(2,387)	(4,100)
Change in fair value of warrants liability	(4,651)	—
Change in fair value of investment in equity securities	—	1,712
Impairment of right-of-use and long-lived assets	4,671	—
Accretion of debt discount	1,769	1,319
Amortization of deferred financing costs	348	252
Other	492	(138)
Changes in operating assets and liabilities:
Accounts receivable	2,820	12,506
Prepaid expenses and other assets	(1,022)	1,818
Accounts payable, accrued expenses and other liabilities	(9,522)	(2,544)
Contract liability and customer advances	2,893	(2,500)
Operating lease liabilities	(1,769)	(2,993)
Net cash used in operating activities	(4,781)	(1,576)

Investing activities:
Proceeds from sale of investment in equity securities	—	705
Purchases of property and equipment	(45)	(1,836)
Capitalized internal-use software costs	(3,872)	(3,109)
Net cash used in investing activities	(3,917)	(4,240)

Financing activities:
Proceeds from the exercise of stock options	—	1,191
Payments for taxes related to net share settlement of equity awards	(65)	(1,138)
Principal payments on finance leases	(407)	(694)
Principal payments on software license arrangements	(77)	(823)
Net cash used in financing activities	(549)	(1,464)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(927)	(75)
Net decrease in cash, cash equivalents and restricted cash	(10,174)	(7,355)
Cash, cash equivalents and restricted cash at beginning of period	66,773	50,198
Cash, cash equivalents and restricted cash at end of period	$56,599	$42,843

	As of March 31,
	2020	2019
Cash and cash equivalents	$36,927	$36,741
Restricted cash	19,672	6,102
Total cash, cash equivalents and restricted cash	$56,599	$42,843

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended March 31,
(In thousands)	2020 (Unaudited)	2019 (Unaudited)
Net loss (GAAP)	$(13,184)	$(27,514)

Income tax (benefit) provision	(415)	1,171
Interest expense, net	8,846	6,759
Depreciation	3,384	3,106
Amortization expense of finance leases	390	574
Amortization of intangible assets	6,918	8,105
EBITDA	5,939	(7,799)

Adjustments:
Stock-based compensation expense	2,658	6,953
Investigation and audit related	—	842
Restructuring	—	(70)
Impairment of right-of-use and long-lived assets	4,671	—
Other income, net (1)	(6,892)	(2,388)
Adjusted EBITDA	$6,376	$(2,462)
(1) Adjustments to other income, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income, net and certain legal expenses defined by the senior secured convertible notes and classified as general and administrative expenses on our Condensed Consolidated Statements of Operations and Comprehensive Loss. We sold our investment in equity securities in 2019.
The following table presents a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended March 31,
(In thousands)	2020 (Unaudited)	2019 (Unaudited)
Net loss (GAAP)	$(13,184)	$(27,514)

Adjustments:
Stock-based compensation expense	2,658	6,953
Investigation and audit related	—	842
Amortization of intangible assets	6,918	8,105
Impairment of right-of-use and long-lived assets	4,671	—
Restructuring	—	(70)
Other income, net (1)	(6,892)	(2,388)
Non-GAAP net loss	$(5,829)	$(14,072)
(1) Adjustments to other income, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income, net and certain legal expenses defined by the senior secured convertible notes and classified as general and administrative expenses on our Condensed Consolidated Statements of Operations and Comprehensive Loss. We sold our investment in equity securities in 2019.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, variable interest expense for outstanding senior secured convertible notes, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended March 31,
(In thousands)	2020 (Unaudited)	% of Revenue	2019 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$63,521	71.0%	$70,577	69.0%	$(7,056)	(10.0)%
Analytics and Optimization	15,501	17.3%	21,458	21.0%	(5,957)	(27.8)%
Movies Reporting and Analytics	10,506	11.7%	10,259	10.0%	247	2.4%
Total revenues	$89,528	100%	$102,294	100%	$(12,766)	(12.5)%